Exhibit 99.1

USA Rare Earth Announces Closing of $75 Million PIPE Financing

STILLWATER, Okla. – May 5, 2025 – USA Rare Earth, Inc. (Nasdaq: USAR) (USAR or the Company), today announced the closing of its previously announced private investment in public equity (“PIPE”) financing. The PIPE is with a single institutional investor for total gross proceeds of $75 million. The Company intends to use the proceeds from the offering to fund capital expenditures for its magnet manufacturing facility in Stillwater, Oklahoma, as well as for working capital and operating expenses.

Cantor Fitzgerald & Co. acted as lead placement agent for the private placement and Cohen Capital Markets, Roth Capital Partners, LLC and Jett Capital Advisors, LLC also acted as placement agents.

White & Case LLP served as legal counsel to USA Rare Earth. Reed Smith LLP served as legal counsel to the placement agents.

The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended (the Securities Act), or applicable state securities laws and accordingly may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities being offered in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About the Company

USAR is building a vertically integrated, domestic rare earth magnet production supply chain. USAR is currently constructing a 310k square foot rare earth sintered neo magnet manufacturing facility in Stillwater, Oklahoma. USAR also controls mining rights to the Round Top Mountain rare earth and critical minerals deposit in West Texas, which holds significant deposits of heavy rare earths, such as dysprosium and terbium, as well as gallium, beryllium, lithium and other critical tech minerals. USAR’s permanent neo magnets and rare earth minerals are required for a wide variety of products used in the defense, automotive, aviation, industrial, medical, and consumer electronics industries.

FORWARD LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. These statements include statements relating to the Company’s expectations for future development, operations, business strategies and financial performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this press release, words such as “anticipate”, “believe”, “can”, “continue”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “seek”, “should”, “strive”, “target”, “will”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations. These risks and uncertainties include, but are not limited to: risks related to the development of our magnet production facility and the timing of expected production milestones; competition in the magnet manufacturing industry; our ability to grow and manage growth profitably; our ability to build or maintain relationships with customers and suppliers; our ability to retain management and key employees; the supply and demand for rare earth minerals; the timing and amount of future production; costs of production, capital expenditures and requirements for additional capital; timing of future cash flow provided by operating activities, if any; uncertainty in any mineral estimates, uncertainty in any geological, metallurgical, and geotechnical studies and opinions; and transportation risks. Detailed information regarding factors that may cause actual results to differ materially have been and will be included in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”), including the Company’s Form 10-K that the Company filed with the SEC on March 31, 2025. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors. Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

For more information, please visit USARE.com and connect with us on LinkedIn and X.

Investor Relations Contact:

Lionel McBee

VP, Investor Relations

lionel.mcbee@usare.com

Media Relations Contact:

Cricket PR

Brian Hyland

(201) 410-4563

USARE@cricketpr.com